Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-4

(Form Type)

Hennessy Capital Investment Corp. VII

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	Other	109,746,360	(2)	N/A		$33.33	(3)	0.0001381	$0.00

	Equity	Common Stock, par value $0.0001 per share	Other	26,023,333	(4)	$10.31	(5)	$268,300,563.23		0.0001381	$37,052.31

	Equity	Domesticated HVII Rights, each Domesticated HVII Right entitles the holder thereof to one-twelfth(1/12) of one share of New ONE Nuclear Common Stock	Other	19,690,000	(6)	N/A	(7)	N/A	(7)	0.0001381	N/A	(7)

	Equity	Common Stock underlying the Domesticated HVII Rights, consisting of one share of New ONE Nuclear Common Stock, par value $0.0001 per share, for every twelve Domesticated HVII Rights	Other	1,640,833	(8)	$10.31	(9)	$16,916,988.23		0.0001381	$2,336.24

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—		—		—	—

	Total Offering Amounts							$285,217,584.79			$39,388.55

	Total Fees Previously Paid										$0.00

	Total Fee Offsets										$0.00

	Net Fee Due										$39,388.55

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Capitalized terms used in this fee table have the meanings ascribed to them in this registration statement.

(2)	Represents the maximum number of shares of New ONE Nuclear Common Stock that are expected to be issued as consideration in connection with the Business Combination, to existing ONE Nuclear Members, including 13,000,000 Earnout Shares.
(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act. ONE Nuclear is a private company, no market exists for its securities, and ONE Nuclear has an accumulated deficit. Therefore, the proposed maximum aggregate offering price is one-third of the aggregate stated value ($100) of the securities expected to be exchanged in the Business Combination.
(4)	Represents shares of New ONE Nuclear Common Stock issuable in exchange for all outstanding HVII Ordinary Shares in connection with the Domestication, which consists of (i) 19,000,000 HVII Class A Ordinary Shares issued in the IPO (assuming no redemption), (ii) 690,000 HVII Class A Ordinary Shares issued in a private placement in connection with HVII’s IPO and (iii) 6,333,333 HVII Founder Shares held by the Initial Shareholders.
(5)	Pursuant to Rule 457(f)(1) and 457(c) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is $10.31, based on the average of the high ($10.31) and low ($10.30) prices of HVII Class A Ordinary Shares on The Nasdaq Global Market (Nasdaq: HVII) on December 17, 2025 (such date being within five business days of the date that this registration statement was filed with the SEC).
(6)	Represents (i) the 19,000,000 Domesticated HVII Rights to be issued in respected of the outstanding 19,000,000 HVII Public Rights and (ii) 690,000 Domesticated HVII Rights to be issued in respected of the outstanding 690,000 HVII Private Placement Rights.
(7)	The maximum number of Domesticated HVII Rights and shares of New ONE Nuclear Common Stock to be issued at the Closing upon the conversion of the Domesticated HVII Rights are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Domesticated HVII Rights has been allocated to the shares of New ONE Nuclear Common Stock to be issued at the Closing upon the conversion of the Domesticated HVII Rights and included in the registration fee paid in respect of such shares of New ONE Nuclear Common Stock. No additional registration fee is payable pursuant to Rule 457(g) promulgated under the Securities Act.
(8)	Represents the estimated maximum number of shares of New ONE Nuclear Common Stock to be issued upon the conversion of the 19,690,000 Domesticated HVII Rights at the Closing.
(9)	Pursuant to Rules 457(g) and 457(c) promulgated under the Securities Act and estimated solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is $10.31, based on the average of the high ($10.31) and low ($10.30) prices of HVII Class A Ordinary Shares on The Nasdaq Global Market (Nasdaq: HVII) on December 17, 2025 (such date being within five business days of the date that this registration statement was filed with the SEC).